Exhibit 23.2

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 19, 2002 accompanying the financial statements of Rochester Portable Specialties, Inc., and our review dated December 27, 2002 which are included in this Form SB-2/A2 registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned reports.



                             /s/ Robison, Hill & Company
                             Robison, Hill & Company
                             Certified Public Accountants
                             Salt Lake City, Utah
                             March 21, 2003